                                                                   EXHIBIT 10.21

                        SOUND SOURCE INTERACTIVE, INC.
                                       &
                         T D K RECORDING MEDIA EUROPE

                    REPUBILISING ~ MARKETIG ~ DISTRIBUTION
                                   AGREEMENT

                  CHILDREN'S EDUCATION & EDUTAINMENT SOFTWARE
                  -------------------------------------------

This Agreement, made and entered into as of this first day of November, 1998, is by and between:

Sound Source Interactive, Incorporated, a California Corporation, and carrying on business at:
26115 Mureau Road,
Suite B Calabasas, CA 91302-3126
United States of America
Hereinafter "SSII"
And

T D K Recording Media Europe SA, a company located in the Grand Duchy of Luxembourg and carrying on business at:
Z.I. Bommelscheuer
L-4901 Bascharge
Grand-Duchy of Luxembourg
Hereinafter "TDK"

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

WHEREAS:
     "SSII" is engaged in licensing, creating, developing and marketing and is the sole and exclusive owner and / or licensee of the computer software products (hereinafter "Articles") specified in Schedule "A" as attached hereto, and made a part hereof, including the documentation and operating manuals thereof;

     "SSII" proposes extending the market for the "Articles" by granting to "TDK" the right to republish, market, distribute and sell copies of the same outside the United States of America, within the countries (hereinafter "Territory") as set forth in Schedule "B", which is made a part hereof, and in accordance with conditions as set forth herein and as attached hereto;

     "TDK" is engaged in the business of republishing, manufacturing, marketing, distributing and selling localized language versions of computer software and wishes to acquire from "SSII" the right to carry on such business with respect to the "Articles" as set forth in Schedule "A";

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, "TDK" and "SSII" agree as follows:

1. GRANT OF RIGHTS / SERVICES

     A. "SSII" hereby grants to "TDK" and "TDK" hereby accepts the exclusive right to republish the "Articles" (as set forth in Schedule "A") for the purpose of creating localized language versions of the "Articles" and to republish, manufacture, market, distribute, display, and sell the localized language versions throughout the "Territory" (as set forth in Schedule "B").

     B. "SSII" shall not itself nor through agents or third parties knowingly publish, republish, manufacture, market distribute, display or sell the localized language versions (non-English or American English language version) in the "Territory" while this "Agreement" is in force.

     C. "SSIl" shall not be liable to "TDK" for any loss or damage incurred as a result of any unauthorized republishing, manufacturing, marketing, distribution, displaying or of "Articles" in the "Territory" during the term of this "Agreement "

     D. "SSII" grants to "TDK" the right to make such adaptations (pending original licensor approval) to the "Articles" as are necessary to develop localized language versions of them and allow "TDK" to exercise its rights under paragraph 1-A and without prejudice to the generality of the foregoing the right to use disks, manuals, CD's and read only memories and the right to translate the "Articles" into any language approved by "SSII" as listed in and in accordance with Schedule "A" and "B" of this "Agreement". Adaptations mean also the right for "TDK" to adapt the "Articles" by making such changes as "TDK" deems appropriate to bring the "Articles" in line with the specific cultural requirements of each country within the "Territory".
         However, in exercising its rights herein, "TDK" is not authorized to make any change to the function or content (audio and / or visual) of the "Articles" without the written consent of SSIl" (such consent not to be unreasonably withheld) except for necessary adaptations required by each localized language. All approvals shall be deemed given unless "TDK" is notified to the contrary within twenty-one (21) calendar days of "SSII" receipt of localized adaptation requirements. Once given, approval shall be irrevocable.

     E. In the event "TDK" does not commence the distribution or the sale of the localized language versions specified in Schedule "B" within the "Territory" six (6) months after the delivery of the Localization Kit, "TDK" grants "SSII" the right to republish, manufacture market, distribute, and sell the localized language versions that "TDK" failed to distribute in the "Territory" within the period mentioned above.

     F. "SSII" does NOT grant to "TDK" ANY rights under paragraph (1-A) to publish, republish, manufacture, market, distribute, sale, nor in any way use the "Articles" through time-sharing services or networks or rentals except on line demos of products for promotional purposes (as set forth in Clause 7-A)unless pre-approved by "SSII"'.

     G. As and when "SSII" develops new software products and chooses to have them sold in the languages and in the "Territory" as listed in Schedule "B", "TDK" is hereby granted right of first refusal and shall have sixty (60) days from receipt of an "SSII" Beta CD to exercise such right of first refusal. That period can be extended to ninety (90) days if requested in writing by "TDK" and if then agreed to in writing, by "SSII" to accept such offer. Should "TDK" accept any or all such further software product, it shall be regarded as a constituent part of this "Agreement" and added by amendment hereto and incorporated into the schedules herein accordingly."SSII" shall not distribute such software or grant any third party any rights in such software prior to expiry of the relevant period referred to in this paragraph 1-

         For the Term of this Agreement, "TDK" shall have a right of first refusal in the manner set forth in this Agreement.In the event that "SSH" publishes any "Articles" or new software in PSX, Nintendo 64, Sega Dream Cast or Gameboy format and wishes to license the rights to adapt such titles for distribution in the Territory, "SSII" shall notify "TDK" in writing, of its intention to do so. "SSII" shall then negotiate exclusively with "TDK" with respect to such rights for a ninety (90) day negotiation period commencing on the date that "TDK" receives such notice. Should "TDK" accept any or all such further formats, it shall be regarded as a constituent parts of this Agreement and added by amendment hereto and incorporated into the Schedules herein accordingly. "SSII" shall not distribute such formats or grant any third party any rights in such formats prior to expiry of the relevant period referred to in this paragraph 1-

     H. In addition, "SSIP agrees to negotiate exclusively with "TDK" to distribute the "Articles" mentioned in Schedule "A" in an extended "Additional Territory" as set forth in Schedule "E".

2. TERM

     A. This "Agreement" shall commence on November 1, 1998 and shall endure for a period of thirty-six (36) months through October 31, 2001 (the "Term"), subject always to prior termination as herein specified and subject to continued effectivity of "SSII's" licensed properties.

     B. Both parties shall use their best efforts to reach a mutual agreement on any disputes, controversies or differences which may arise between the parties, out of or in connection with this Agreement.


3. MASTER DISK & TECHNICAL INFORMATION

     A. "SSII" shall forthwith upon execution of this Agreement furnish "TDK" with two Localization Kits of each "Article" and reproducible copies of all available file maintenance documentation, drawings, data, upgrade and "bug," lists that are necessary to enable "TDK" to republish, manufacture, market, distribute, sell and support the "Articles". Each Localization Kit delivered to "TDK" shall comply with the checklist mentioned in Schedule "C" "Localization Kit & Technical Information" attached hereto.

     B. "SSII" shall keep "TDK" fully informed of and provide "TDK" with any changes, additions or modifications to the master disk and to such documentation, drawings, data upgrade and "bug" lists that have effect on marketing, operations, performance, cost or support by furnishing "TDK" with one reproducible copy of the modified "Master disk, within a fortnight (14 days) of release of such revisions by "SSII".

     C.  "SSII" shall offer limited technical support of "Source Code".


4. LICENSE FEE

     A.  As set forth below, "TDK" shall pay "SSII" a Republishing fee of four
         (4) USD ($4.00) per unit for all units of the localized language versions sold by "TDK" such fee based on total invoiced sales less returns. For the avoidance of doubt no royalties shall be payable on review, advertising samples or other promotional copies. Except as otherwise set forth herein, royalties shall be due and payable within forty-five (45) days of the close of each calendar quarter. In addition, as set forth below, "TDK" guarantees to "SSII" a total minimum royalty advance payment of nine hundred thousand ($900,000.00) USD. The total minimum non-refundable Republishing fee

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         advance payment shall be recoupable against royalty payments due to
         "SSII" for the first two hundred and twenty-five thousand (225,000) units sold anywhere in the Territory. This total minimum royalty advance payment shall be paid in accordance with the schedule mentioned below:

         "TDK" guarantees to "SSII" a total minimum royalty advance payment of nine hundred thousand ($900,000.00) USD. The total minimum nonrefundable Republishing fee advance payment shall be recoupable against royalty payments due to "SSII" for the first two hundred and twenty-five thousand (225,000) units sold anywhere in the Territory. This total minimum royalty advance payment shall be paid in accordance with the schedule mentioned below:


-------------------------------------------------------------------------------------------------
Land Before Time         50,000 units        $4.00                $200,000.00 (US)
 Math Adventure
-------------------------------------------------------------------------------------------------
Land Before Time         50,000 UNITS        $4.00                $200,000.00 (US)
 Kindergarten Adv.
-------------------------------------------------------------------------------------------------
Babe Pre-School          30,000 units        $4.00                $120,000.00 (US)
-------------------------------------------------------------------------------------------------
Babe Early Reader        30,000 units        $4.00                $120,000.00 (US)
-------------------------------------------------------------------------------------------------
Casper Early Reader      40,000 units        $4.00                $160,000.00 (US)
-------------------------------------------------------------------------------------------------
An American Tail         25,000 units        $4.00                $100,000.00 (US)
-------------------------------------------------------------------------------------------------
Total                    225,000 units       $4.00                $900,000.00 (US)
-------------------------------------------------------------------------------------------------

     The Advances shall be paid by "TDK" with respect to each Localized Version to "SSII" according to the following, schedule:

         1) Forty percent (40%), three hundred and sixty thousand dollars (US) ($360,000.00) of the total advance for the six "SSII" Software titles upon execution of this Agreement and in exchange for "TDK's" receipt of Localization Kits for all six titles designated in Schedule "A".

         2) Thirty percent (30%) of the total advance, two hundred and seventy thousand dollars (US) ($270,000.00) for the localized version of each "SSII's" software total to be paid upon "TDK's" submission to "SSII" of the "Gold Master" (first localized version per title).

         3) Thirty percent (30%) of the total advance, two hundred and seventy thousand dollars (US) ($270,000.00) of the total advance for each localized version of each "SSIP software title to be paid within sixty (60) days after first customer ship date of such localized version.

     B. In the event that the parties enter into an agreement (as set forth in Article I H for the "Additional Territory" mentioned in Schedule E "TDK" shall pay a Re-publishing fee of four US dollars ($4.00) per unit of the "Articles" sold by "TDK" in the

         "Additional Territory" mentioned in Schedule "E", such fee to be based on total invoiced sales less returns. For the avoidance of doubt, no re-publishing fee shall be payable on review, advertising, samples and on promotional copies.

     C. Within thirty (30) days after the March 31, June 30, September 30 and December 31 of each year during the period this "Agreement" shall be in force and effect, "TDK" hereby undertakes to submit to "SSII", even in case of no sales, a statement in writing, setting forth with respect to the preceding quarterly period:

         a)  The quantities of "Articles" manufactured by "TDK".
         b) The quantities of "Articles" sold Territory by Territory, specifying the quantities for each type (language) of "Articles" referred to in Schedule "A".
         c) The royalty amount of each type of said "Articles" sold due to "SSII". "TDK" shall pay to "SSII" in US dollar within forty-five
             (45) Days after the end of each quarterly period, the royalty due hereunder.

     D. In case of expiration or termination of this "Agreement'', all "Articles" manufactured prior but remaining in stock with "TDK" at the date of expiration or termination can be sold, distributed, used, or disposed of by "TDK" as set forth in Clause 15.F. 'TDK" shall respect the reporting obligation as set forth in Clause 4.C.

     E. All payments to "SSII" referred to in this Agreement" shall be effected by wire transfer in US dollars to Sound Source Interactive, Inc. bank number: WELLS FARGO BANK, 8812 CORBIN AVENUE, NORTHRIDGE, CALIFORNIA 91324, USA Name of Account: Sound Source Interactive, Inc., Business Checking Acct. Acct No.: 0747-563716 ABA Routing # 121-000248

     F. All stamp duties, taxes and other similar levies originating from or in connection with the execution of this "Agreement" under Luxembourg law shall be borne by "TDK". However, in the event that the government of a country imposes any income taxes on payments hereunder by "TDK" to "SSII" and requires "TDK" to withhold such tax from such payments. "TDK" may deduct such tax from such payments. In such event, "TDK" shall promptly furnish "SSII" with tax receipts issued by appropriate tax authorities so as to enable "SSII" to support a claim for credit against income taxes which may be payable by "SSII" in the United States of America.

     G. In order that the royalties and reports provided for in Article 4 may be verified, "TDK" agrees to ensure that full, complete and accurate books and records shall be kept, covering all sales or other disposals of "Articles" by "TDK", for a period of two (2) years following each quarterly report.

     H. It is agreed that the books and records of "TDK" may be audited from time to time, but not more that once in each calendar year, by an independent certified public accountant appointed by "SSII" and reasonably acceptable to "TDK", to the extent necessary to verify the accuracy of the aforementioned statements and payments. Such inspection shall be completed at "SSII's" own expense.


     I. Re-publishing fees are set forth in Article 4 and made a part hereof as the same may be amended from time to time by mutual agreement between the "SSII" and "TDK". The republishing fee will be based on a "per unit sold" and not subject to adjustments for:

       i. any sales, excise or value added taxes, which are separately stated, and which are required to be collected from customers as part of net sales, and which are payable to taxing authorities; and
      ii.  actual returns; and
     iii.  actual quantity discounts; and
      iv. the actual cost of any premium purchased for inclusion in a "bundle" with another "Article" and
       v.  excluding freight, (if separately invoiced).

     J. It is specifically understood and agreed that no deduction may be made for any bad debts, or any reserves therefor, Vy manufacturing costs, importing costs, selling costs, advertising, costs, any real estate taxes, business license taxes, net income taxes, franchise taxes, withholding taxes or any other taxes not otherwise accounted for in the "Agreement".

     K. "Total Unit Sales" shall not include any sales by "TDK" or its affiliated companies to itself or its affiliated companies, the primary purpose of which is the transfer of "Articles" for eventual resale. Re-publishing Fees as a result of such sales shall be based upon and paid when the "Article" is ultimately sold to the distributor, retailer, consumer or other unaffiliated third party.

     L. "TDK" will pay all taxes, customs, duties, assessments, excise except as provided in 4 F (i) and other charges levied upon the importation of or assessed against the "Article" under this "Agreement," as well as all "TDK" costs of doing, business and "SSII" shall have no liability therefor.

     M. It is a material term and condition of this "Agreement" that "TDK" report total unit sales on a country-by-country and title-by-title basis.

5. INDEMNIFICATIONS:

     A. "SSII" hereby indemnifies "TDK" and shall hold it harmless from any loss, liability, damage, cost or expense arising out of any claims or suits which may be brought or made against "TDK" by reason of the breach of the warranties or representations as set forth herein.

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

     B. "TDK" hereby indemnifies and agrees to hold "SSII" and its agents, servants, employees, officers and directors harmless from any loss, liability, damage, cost or expense arising out of any claims or suits which may be made against "SSII" by reason of or alleging any unauthorized or infringing use by "TDK" of any patent, process, trade secret, copyright or other similar property in connection with the "Articles" or the Trademarks covered by this "Agreement" or by reason of any alleged defects (design, manufacturing, handling or other) of the "Articles" manufactured by "TDK" other than as a result of any breach of this "Agreement" by "SSII "..

6. APPROVALS / QUALITY / SAMPLES:

     A. "TDK" agrees that the "Articles" as well as all packaging labels, press releases, advertising, promotion display or other material prepared in connection with the "Articles" ("Collateral Materials"), shall be of the highest standard and quality and shall ensure that all "Articles" and the distribution thereof, comply with all applicable laws throughout the "Territory".

     B. "TDK" shall submit to "SSII" and "SSII" shall have absolute approval of all republished "Articles" and all "Collateral Materials" at all relevant stages of development and application thereof. "TDK" may not republish, manufacture, market, display, distribute or sell any "Articles" until and unless "TDK" has received "SSII's" prior written approval. The terms of this paragraph shall be deemed material to the "Agreement".

     C. In the event "TDK" is not the manufacturer of the "Articles", "TDK" shall be subject to the prior written approval of "SSII" and it's Licensor(s), (which approval shall not be unreasonably withheld), entitled to utilize a third party manufacturer in connection with the manufacture and production of the "Articles" provided that such manufacturer shall execute a letter in the form of Exhibit 1 attached hereto and by this reference made a part hereof. In such event, "TDK" shall remain primarily obligated to "SSII" and its Licensor(s) under all of the provisions of this "Agreement". In no event shall any such authorization include the right to grant an additional authorization or any sublicense whatsoever.

     D. "TDK" will send the "Gold Master Candidate" for the localized language versions to "SSII" in a timely, fashion to permit "SSII"' to complete the acceptance described in Article 6.D prior to the initial publication of the localized language version. Acceptance shall be deemed given unless "TDK" is notified to the contrary within twenty-one
         (21) calendar days of "SSII's" receipt of "Gold Master Candidate". The "Gold Master Candidate" will be deemed acceptable as the "Gold Master" when (i) they perform at a level of performance equal to or greater than that of the "SSII" title; and (ii) the changes in the "Articles" have been made in accordance with the requirements mentioned in Article
         1. In addition to the "Gold Master Candidates", "TDK" will send samples of printed documentation and packaging to "SSII" for approval in a timely fashion to permit "SSII" to review such materials, such acceptance not to be unreasonably withheld. Acceptance shall be deemed given unless "TDK" is notified to the contrary within twenty-one
         (21) calendar days of "SSII's" receipt of such materials. Once given, approval shall be irrevocable. All such material submitted by "TDK" to "SSII" shall be at "TDK's" expense.

     E. "TDK" shall supply "SSII" with twenty-five (25) samples of each "Article" in each localized language produced, at the time of first distribution. A Republishing fee shall not be payable on such samples.

     F. "SSII" may purchase from "TDK" localized language versions of "Articles" as authorized and produced hereunder at a reasonable price (such price shall include costs, sales expense and a reasonable margin) for direct sale outside the Territory and the Additional Territory. The License Fee shall not be payable on such purchases.

7. ADVERTISING AND PROMOTIONAL ACTIVITIES

     A. "TDK" shall be entitled for the term of this Agreement to realize advertising campaigns of the "Articles" by printed media, radio and TV advertising throughout the Territory.

         "TDK" has the right to use free of charge "SSII's" name, image, likeness, software characters, software animations and other elements of the "Articles" for printed media, on-line, radio and TV advertising throughout the Territory.

         "TDK" shall also be entitled to establish an Internet site (or create a page(s) in connection with "TDK's*' Internet site) subject in all respects to approval in accordance with 7-D below, containing information and advertising related to the "Articles".

     B. "TDK" shall be entitled for the term of this Agreement to create marketing communication material and Press release to promote the Software throughout the Territory.

         "TDK" shall be entitled to use, at its own expense, "SSII's" name, image, likeness, software characters, software animations and other elements of the "Articles" for production of promotional items such as posters, stickers, header cards, leaflets, catalogues, demos, and any other promotional items that "TDK" deems necessary for promotional activities.

         "TDK" shall also be entitled to use software characters, software animations, demos and other elements of the software on "TDK" products for the purpose of promoting "Articles"

     C. "SSII" will provide "TDK", free of charge, with sufficient existing photographs, logos, software character pictures and software animations and other elements of the "Articles"
          for the purpose contemplated in clauses A and B. This material will be delivered to "TDK" forthwith upon delivery of the Localization Kit. "SSII" will provide "TDK", free of charge, with necessary guidelines on material delivered to "TDK" for the purpose of allowing "TDK" an appropriate usage of the material.

      D. All material produced by "TDK" shall be submitted to I'"SSII"' for prior approval. All approvals shall be deemed given unless "TDK" is notified to the contrary within fifteen (15) days of "SSII's" receipt of material. In the event that any request for approval is denied, "SSII" shall provide specific reasons therefore and suggest how to alter same to make it acceptable. Once given, approval shall be irrevocable.

8.  COPYRIGHT AND TRADEMARK:

      A. All ownership of copyrights and trademarks in "Articles" republished hereunder, as well as all artwork, packaging copy, literary text, advertising material of any sort, shall be in such names and all such items shall bear copyright and trademark notices and any other legal notices as "SSII" directs.

      B. "TDK" shall furnish all applicable notices and markings as appropriate and as otherwise required by local governments within the "Territory.

9.  RESERVATION OF RIGHTS:

      A. All rights of "SSII" not expressly granted herein to "TDK" are hereby expressly reserved by "SSII" or its designates without restriction.

      B. "TDK" acknowledges that the right to republish as granted herein, does not include any right, title, or interest in or to the Proprietary Subject Matter nor to any copyrights, patents, and / or trademarks therein or associated therewith.

      C. "TDK" acknowledges that this Agreement relates solely to the Proprietary Subject Matter. "TDK" is not, by virtue of this Agreement, acquiring any right whatsoever in any motion picture or television production or other endeavor which is based upon, derivative of, or otherwise related to the Proprietary Subject Matter, including-, without limitation, remakes, sequels, sound recordings, publications, or copyrights and / or trademarks in the Proprietary Subject Matter.

      D. With respect to the Proprietary Subject Matter, "SSII" reserves unto itself and / or its designates the right to manufacture, sell, advertise, promote, display and otherwise exploit software product similar and / or identical to the "Articles" outside "Territory."

10. UNDERTAKINGS by "SSII"

      A. "SSII" shall respond to requests from "TDK" for end user software support in accordance with the level of support specified in Schedule "D" as attached hereto and


                                     E -1
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         incorporated herein. For such purposes "SSII" shall employ and maintain employment of suitably qualified personnel (English speaking only) to operate an efficient call control desk during normal office hours, of 0730 to 1700, Pacific Time, Monday through Friday inclusive, excluding public holidays as celebrated in the USA, and via e-mail and the internet.

     B. "SSII" shall prepare, compile, maintain and update the master disks and related documentation at its Own cost to enable "TDK" to satisfactorily develop localized language versions and to market, distribute, sell and / or otherwise support the "Articles" in accordance with the terms of this Agreement and to provide "TDK" with such documentation or sufficient access thereto or to the appropriately qualified personnel for such purposes.

     C. "SSII" shall satisfactorily resolve any defect in the "Article" and for such purpose shall forthwith take all such action and / or make available all such facilities to rectify the defect. This only extends to operation on systems as used in the USA. Any factors unique to other nations is the responsibility of "TDK" to adjust or compensate for.

     D. "SSII" shall provide "TDK", at mutually agreed intervals or at such reasonable times or at the request of "TDK", with information concerning, "Articles", enhancements, current developments, support and any changes relating to ultimate users, customers and activities of competitors and such other matters and information in any way relating to the constructive performance of this "Agreement".

     E. "SSII" warrants that the "Articles" are reliable and robust for the purposes of marketing, is not infringing on third party intellectual property rights and complies with all rules and regulations laid down by any society, institution or other body to which the "Articles" may relate and that "SSII" shall continually reflect any changes required by such societies, institutions or bodies .

     F. "SSII" warrants to "TDK" that each master disk of the software issued to "TDK" upon execution hereof or from time to time hereafter shall be free from such faults, defects, "bugs" or inadequacies as would restrict "TDK" from marketing and / or supporting the "Articles".

     G. "SSII" agrees that within a period of five (5) working days from notification of the same and in any other case, as soon as possible, to rectify or replace free of charge a Master Disk of an "Article" found faulty, defective or inadequate, upon receipt of "TDK", and shall forthwith replace each such master disk of the "Article" with one incorporating, appropriate corrections.

11. MUTUAL UNDERTAKINGS of "SSII" and "TDK"

         It is mutually understood and agreed that neither "SSII" nor "TDK" shall incur any liability on behalf of the other or in any way to pledge to the others credit or accept any order or make any contract binding upon the other without obtaining prior written consent and that nothing in this "Agreement" should be interpreted as creating a partnership between the parties.

12. UNDERTAKINGS by "TDK":

     A. "TDK" agrees to use its best efforts and optimum abilities in its endeavors to republish, manufacture, market, distribute and sell copies of the "Articles" and generally to market the "Articles" in a form which at least meets the same standards of quality as that established by
         "SSII" in the original "SSII" released product.

     B. "TDK" agrees to use its reasonable endeavors to support the "Articles" in good operational order to such standards as are generally accepted throughout the PC software applications of similar nature and quality of "Articles".

     C. "TDK" agrees not to market or deal with the "Articles" in any way with any party so as to bring the "Article" or its name nor "SSII's" name into disrepute or in which would otherwise affect the marketability of the "Article."

12. LIABILITY:

         "SSII" shall not be liable to "TDK" or any other person for loss or damage arising, directly in connection with the "Article" developed by "TDK" or any modification, variation, enhancement or upgrade thereof, and any documentation, manual or training relating thereto.

13. COPYRIGHTS:

         "SSII" agrees to protect and save harmless and defend, at its own expense, "TDK" from and against any and all claims of infringement of copyrights, patents, trade marks, industrial designs or other property rights issued under the laws of any country affecting the "Article."

14. CONFIDENTIAL INFORMATION:

The parties have imparted and may from time to time impart to the other certain confidential information relating to the "Article," successor "Article" or other software, marketing or support thereof including specifications and copyright manuals therefor.

Each party hereby agrees that it will use such confidential information solely for the purposes of this Agreement and that it shall not disclose, whether directly or indirectly, to any third party such information other than as required to carry out the purposes of, this Agreement.

Where disclosure is essential, such party will, prior to any disclosure, obtain from such third parties duly binding agreements to maintain in confidence the information to be disclosed to the same extent at least, as the parties are so bound hereunder.

15.  EXPIRATION or TERMINATION of "AGREEMENT":

     A. "SSII" may terminate this "Agreement" with immediate effect by registered mail notice in any of the following circumstances:

         1) "TDK" defaults in due and punctual payment of any amount due to "SSII" pursuant to this "Agreement" for more than thirty (30) days after written notice of summons to pay from "SSII";

         2) "TDK" is in breach of any other provision contained in this "Agreement" and such breach has not been remedied within thirty
             (30) days from "SSII" written notice;

         3)  "TDK" is declared bankrupt or put under receivership;

         4) "TDK" or any of its employees deliberately make false statements in reports;

         5) If employees, officers or directors of "TDK" commit or are under formal investigation for allegedly having committed criminal acts or other acts of moral turpitude which could damage "SSII's" reputation.


     B. "TDK" may terminate this "Agreement" with immediate effect by registered mail notice in any of the following circumstances:

         1) "SSII" is in breach of any other provision contained in this "Agreement" and such breach has not been remedied within thirty
             (30) days from "TDK's" written notice, especially for the breach of "SSII's" obligation to license all the rights to "TDK".

         2)  "SSII" is declared bankrupt or put under receivership;

         3) If any dispute arises between any of the persons directly or indirectly interested in the management or shareholdership of "SSII's" business which affects the business relationship between "TDK" and "SSII";

         4) If employees, officers or directors of "SSII" commit or are under formal investigation for allegedly having committed criminal acts or other acts of moral turpitude which could damage "TDK's" reputation.

     C. In the event "SSII' commits a material breach of this "Agreement", "SSII" shall reimburse "TDK" (i) 50% of the Localization costs expended to the date of termination (ii) 100% of the advance payment if termination date is within the first six (6) months of the effectivity date of this "Agreement". The remedies set out in this section 15.C are in addition to and not instead of remedies provided by law.

     D. "TDK" agrees to use its reasonable endeavors to republish, manufacture, distribute and sell the "Articles" throughout the "Territory" provided always that, in the exercise of "TDK's" reasonable judgment, it makes good commercial sense to do so, specifically, it shall:

         1) Republish, manufacture, distribute and sell "Articles" in such price and quality brackets as are required to meet competition by reputable manufacturers of similar articles;

         2) Make and maintain adequate arrangements for the distribution of the "Articles" throughout the "Territory".

         3) Not deliver or sell "Articles" outside the "Territory" or knowingly sell "Articles" to a third party for delivery outside the "Territory".

     E. Upon termination pursuant to Article 15. A, "TDK" shall immediately cease any further license, sale, distribution, use or disposal of any "Articles" mentioned in Schedule "A", if applicable, and "TDK" may at its discretion (i) return all units in "TDK's" possession or control to "SSII"or destroy such units, in which case no royalty for said returned units will be due and payable, or (ii) retain said units for sale or distribution and pay the royalty due as if all such units had been sold during, the calendar quarter prior to the quarter in which "SSII" delivered notice of termination.

     F. Upon termination pursuant to Article 15. B, "TDK" may at its discretion sell, distribute, use or otherwise dispose of all units already manufactured and pay the royalty due pursuant to this Agreement. Under no circumstances shall either party be liable to the other for incidental or consequential damages, whether foreseeable or not, including lost profits, direct or indirect damages, costs of goods, promotion, advertising or any other cost, charge or damage.


16.  WARRANTIES:

A.   "SSII" represents, warrants and covenants to "TDK" as follows:

(a) "SSII" has the full right and legal authority to enter into and fully perform this "Agreement" in accordance with its terms;

(b) "SSII" is fully able to grant "TDK" the rights it grants herein and represents that these rights are granted free and clear of any and all claims and encumbrances and that the exercise by "TDK" of such rights will not infringe the rights of any third party;

(c) "SSII" declares that is authorized to grant the rights of use concerning the "Articles" mentioned in Schedule "A" of this "Agreement" and which are the subject of this "Agreement" and it vouches for the "TDK's" right to the same;

(d) "SSII" guarantees that referring to the production, utilization and exploitation of the "Articles", all rights of manufacture and use required for the exploitation of the "Articles" as contemplated in this "Agreement" have been duly acquired and do not infringe upon any personal or other rights of software utilization by a third party. "SSII" must hold "TDK" harmless in this matter from and against claims made by third parties related to third parties holding rights on such "Articles".

(e) For the avoidance of doubt all rights wholly controlled by "SSII" shall be licensed to "TDK" for use in accordance with this "Agreement" without charge.

(f) "SSII" declares and warrants that the rights hereby granted have neither been granted in whole nor part to a third party, that a third party neither has the right to exercise them nor has been entrusted with the care of such rights and that "SSII" will not seek to exploit such rights itself. "SSII" indemnifies "TDK" as well as any other party who may obtain the rights granted in this "Agreement" from claims of a third party, which may be imposed in connection with the utilization of rights granted in this "Agreement".

(g) This "Agreement" when executed and delivered by "SSII" and "TDK" will be le-al, valid and binding, obligations enforceable against "SSII" in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally;

(h) The execution, delivery and performances of this "Agreement" by "SSII" does not and will not violate or cause a breach of any other agreements or obligations to which it is a party or by which it is bound, and no approval or other action by any governmental authority or agency is required in connection herewith; Each of the foregoing representations, warranties and covenants shall be true at all times. "SSII" acknowledges that each of such representations, warranties and covenants are deemed to be material and have been relied upon by "TDK" notwithstanding any investigation made by "TDK". "SSII" has not entered and will not enter into any agreement, commitment or other arrangement, which affects or diminishes any of the rights herein granted to "TDK".

(k) The "SSII" Localization Kit'will be free from faults, bugs or other defects and capable of performing in accordance with the requirements imposed on developers of games for the PC and/or Apple computers and, to the extent that "TDK" is granted the relevant rights.

(l) There is no litigation and "SSII" is not aware of any pending or threatened litigation with respect to the "Articles".

B.   "TDK" represents, warrants and covenants to "SSII" as follows:

(a) "TDK" has the full right and legal authority to enter into and fully perform this "Agreement" in accordance with its terms;

(b) This "Agreement" when executed and delivered by "TDK" and "SSII" will be legal, valid and binding obligations enforceable against "TDK" in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditor's rights generally; The execution, delivery and performances of this "Agreement" by "TDK" does not and will not violate or cause a breach of any other agreements or obligations to which it is a party or by which it is bound, and no approval or other action by any governmental authority or agency is required in connection herewith;

(c) Each of the foregoing representations, warranties and covenants shall be true at all times. "TDK" acknowledges that each of such representations, warranties and covenants are deemed to be material and have been relied upon by "SSII" notwithstanding any investigations made by "SSII"'.

(d) "TDK" is not entitled to transfer sub-license or assign any rights granted in this "Agreement" to a third party without "SSII's" prior written consent (such consent not to be unreasonably withheld).

17. SUCCESSORS AND ASSIGNS:

     Neither party shall assign its rights and/or obligations under this "Agreement" without the prior written approval of the other party (such approval not to be unreasonably withheld). This "Agreement" and all of the terms and provisions hereof will be binding upon, and will inure to the benefit of, the parties hereto, and their respective successors and approved assigns.

18. MISCELLANEOUS:

(a) Each of the individuals executing, this "Agreement" certifies that he or she is duly authorized to do so.

(b) The rights and remedies set forth herein are intended to be cumulative, and the exercise of any one right or remedy by either party shall not preclude or waive its exercise of any other rights or remedies hereunder or pursuant to law.

(c)  This "Agreement" may be executed in counterparts.

19. RENEWABILITY:
     Three months prior to the expiration of this "Agreement", the parties shall have completed negotiations in good faith with a view to its renewal.

20. FORCE MAJEURE:

     "TDK" shall be under no liability to "SSII" in any way whatsoever for destruction, damage, delay or any other matters of the nature whatsoever arising out of war, rebellion, civil commotion, strikes, lock-outs and industrial disputes, fire, explosion, earthquake, act of God, flood, drought or bad weather, the unavailability of deliveries or supplies or requisitioning, or other constituted body that could not have been reasonably foreseen by a reasonably prudent business officer in the "Territory". At any time following ninety (90) days after commencement of a force major event, either party may elect to terminate the term of this "Agreement" pursuant to clause 15.F


21.  NOTICES:

     Any notice required or permitted under the terms of this Agreement or required by statute, law or regulation shall (unless otherwise provided) be in writing and shall be delivered in person, sent by registered mail or by DHL or Federal Express, properly posted and fully pre-paid in an envelope properly addressed or to such other address as may from time to time be designated by notice hereunder. Any such notice shall be in the English language and shall be considered to have been given at the time when actually delivered, or in any event within fourteen (14) days after it was mailed in the manner as herein provided.

22.  AGREEMENT:

     This Agreement supersedes any arrangements, understandings, promises or agreements made or existing between the parties hereto prior to or simultaneously with this Agreement and constitutes the entire understanding, between the parties hereto. Except as otherwise provided herein, no addition, amendment to or modification of this Agreement shall be effective unless it is in writing, and signed by and on behalf of both parties.


23.  HEADINGS:

     The headings of the paragraphs of this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

24.  SEVERABILITY:

     In the event that any of these terms, conditions or provisions shall be determined invalid, unlawful or unenforceable to any extent such term, condition, or provision shall be severed from the remaining terms, conditions and provisions which shall continue to be valid to the fullest extent permitted by law.

25.  LAW:

     The Parties hereby agree that this Agreement and the provisions hereof shall be construed in accordance with U.S. law and it is agreed that the Courts of California, in and for the County of Los Angeles, have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement.


IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed the day and year as herein set forth at the effective date.

SIGNED for and on behalf of Sound Source Interactive, Inc. "SSII"

---------------------------------- --------------------------------------------

SIGNED for and on behalf of TDK Recording; Media Europe S.A. "TDK"

---------------------------------- --------------------------------------------

SCHEDULE "A"     "Articles"
------------

Titles of the computer software referred to in the "Agreement" as ie "Articles" and as set forth herein below made a part of and incorporated into the "Agreement" as follows:

-------------------------------------------------------------------------------
MOVIEBOOK - TITLE
-----------------
-------------------------------------   WIN / MAC

AN AMERICAN TAIL

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
ACTIVITY CENTER - TITLE
-----------------------
-------------------------------------   WIN / MAC

BABE Preschool

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
LEARNING ADVENTURE - TITLE
--------------------------
-------------------------------------
BABE: Early Reader                      Win/Mac
Casper: Early Reader                    Win/Mac
LAND BEFORE TIME: Math Adventure        Win/Mac
ANF BEFORE TIME: Kindergarden Adv.      Win/Mac
-------------------------------------------------------------------------------

SCHEDULE "B"     "Language & Territories"
------------

LANGUAGE:

"Articles" licensed and approved by "SSII" to be developed and manufactured by "TDK" in the Localized Languages as set forth herein below ONLY, is made a part of and is incorporated into the "Agreement" as follows:

              French                           German

              Spanish                          UK England

              Italian                          Swedish


MARKETING DATE:


"TDK" intends to introduce these six (6) languages in six (6) months after the, delivery of the Localization Kit. "TDK" has no obligation to commence the distribution of the localized languages versions in all the nations of the Territory within six (6) months after the delivery of the Localization Kit.*

In case that "SSII" wishes to introduce other languages in he Territory, "TDK" is granted the right of first refusal and shall have sixty (60) days from receipt of "SSII" proposal to exercise such right of first refusal. If "TDK" wants to introduce other languages in the Territory, "TDK" and "SSII" will negotiate in good faith the ten-ns and conditions of the Agreement.

[Hand written notation "IF" not scanned/included in italics:]

* If "TDK" fails to introduce all the localized languages in the time mentioned above, "TDK" grants "SSII" the right to introduce the missing localized languages by itself or through any other third party in the Territory after this period.

"TERRITORY'

"SSII" authorizes the "Localized Language" version of "Articles" to be distributed for sale by "TDK" in the following countries, which constitute the "Territory" as referred to herein and is incorporated into and made a part of the "Agreement":

European nation of:

------------------------------------------------------------------------------
1)  All EU nations:
------------------------------------------------------------------------------
Austria                                    Greece
------------------------------------------------------------------------------
Belgium                                    Rep. Of Ireland
------------------------------------------------------------------------------
Denmark                                    Italy
------------------------------------------------------------------------------
Finland                                    The Netherlands
------------------------------------------------------------------------------
France                                     Portugal
------------------------------------------------------------------------------
Germany                                    Spain
------------------------------------------------------------------------------
Grand-Duchy of Luxemborg                   Sweden

------------------------------------------------------------------------------
United Kingdom
------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------


------------------------------------------------------------------------------
2)Non EU nations
------------------------------------------------------------------------------
Andora                      Norway         Switzerland       Israel
------------------------------------------------------------------------------

------------------------------------------------------------------------------
3) Spanish speaking Latin
 American nations
------------------------------------------------------------------------------
Argentina                          Ecuador                   Paraguay
------------------------------------------------------------------------------
Bolivia                            El Salvador               Peru
------------------------------------------------------------------------------
Chile                              Guatemala                 Puerto Rico
------------------------------------------------------------------------------
Columbia                           Honduras                  Trinidad & Tobago
------------------------------------------------------------------------------
Costa Rica                         Mexico                    Uruguay
------------------------------------------------------------------------------
Cuba                               Nicaragua                 Venezuela
------------------------------------------------------------------------------
Dominican Republic                 Panama
------------------------------------------------------------------------------
In Localized non-American English language version only.
------------------------------------------------------------------------------

S C H E D U L E " C "   "GOLD DISK & TECHNICAL INFORMATION"
---------------------

"SSH" will supply to "TDK" information on:

1.   Program files on disk;

Where the files are to be found; menu files and control programs.

Data files on disk,

Where the files are to be found; their structure, e.g. records, fields, characters (enough information to enable "TDK" to access the data)

3.   Interaction of program / data files

4. Utility programs / recovery programs to look at data files; for the reconstruction of data / records and executables.

Bug list on current release and updates

B.   Documentation

C.   Information on future plans / development

SCHEDULE "D"  "Support Level"
------------


A.   Call SSII Control Desk (0730 to 1700 M-F)

B.   Way Forward Technologies

C.   Other

SCHEDULE "E"   "Additional Territory"
------------

"SSII" agrees to guarantee "TDK" the option to include the "Articles" set forth in Schedule "A" in the following "Additional Territories" and respective " Languages":

------------------------------------------------------------------------------
Albania                       Estonia                     Morocco
------------------------------------------------------------------------------
Algeria                       Hungary                     Poland
------------------------------------------------------------------------------
Bosnia-Herzegovina            Iceland                     Romania
------------------------------------------------------------------------------
Bulgaria                      Latvia                      Serbia-Montenegro
------------------------------------------------------------------------------
Croatia                       Lithuania                   Slovakia
------------------------------------------------------------------------------
Cyprus                        Macedonia                   Slovenia
------------------------------------------------------------------------------
Czech Republic                Malta                       Tunisia
------------------------------------------------------------------------------

12 CIS states (Russia, Ukraine, Belarus, Georgia, Armenia, Azerbaijan, Kazakhstan, Kyrgyzstan, Tajilustan, T urkmenistan, Moldova, and Uzbekistan).

No option fee for the Additional Territory and the relevant languages shall be due to "SSII"'. If "SSII11 wishes to cover some countries of the Additional Territory and wants to introduce other languages, "TDK" is granted right of first refusal and shall have sixty (60) days from receipt of 11SSII11 proposal to exercise such right of first refusal. If "TDK" wants to commence distribution of the "Articles77 in the Additional Territory in the relevant languages, "TDK" and "SSII" will negotiate in good faith the terms and conditions of the Agreement.

                                     E - 1